UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YOURK

CHAPTER 11 CASE NO. 01-12974 (SMB)

TELIGENT, INC., et al.,1

DEBTOR

Monthly Operating Statements for
Period from May 21, 2001 to June 30, 2001

Debtor’s Address

Teligent, Inc.
8065 Leesburg Pike, Suite 400
Vienna, Virginia 22182

Period Disbursement: $ 20,042,105

Debtor’s Attorney

KIRKLAND & ELLIS
200 East Randolph Drive
Chicago, Illinois 60601

Period Operating Loss: $ (40,516,000)

      The undersigned, having reviewed the attached report and being familiar with the Debtor’s financial affairs, verifies under the penalty of perjury that the information contained therein is complete, accurate and trustful to the best of my knowledge.

      The undersigned also verifies that, to the best of my knowledge, all insurance policies, including workers compensation and disability insurance, have been paid currently.

July 16, 2001	By: /s/ Norman Klugman

Norman Klugman Chief Financial Officer

Indicate if this is an amended statement by checking here. Amended Statement____________

[1] The Debtors are the following entities: Teligent, Inc.; Teligent Services, Inc.; American Long Lines, Inc.; Association Communications, Inc.; Auctel, Inc.; BackLink, L.L.C.; Easton Telecom Services, Inc.; Executive Conference, Inc.; First Mark Communications, Inc.; InfiNet Telecommunications, Inc.; Jtel, L.L.C.; KatLink, L.L.C.; OMC Communications, Inc.; Quadrangle Investments, Inc.; Telecommunications Concepts, Inc.; Teligent Communications, L.L.C.; Teligent License Co. I L.L.C.; Teligent License Co. II, L.L.C.; Teligent of Virginia, Inc.; Teligent Professional Services, Inc.; and Teligent Telecommunications, L.L.C.

TELIGENT, INC. (Domestic Subsidiaries)
(Debtor-in-Possession)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, In thousands)

June 30,
2001

Assets

Current assets:

Cash and cash equivalents	$106,095

Short-term investments	—

Accounts receivable, net of allowance for doubtful account of $35,430	44,297

Prepaid expenses and other current assets	15,363

Restricted cash and investments	2,211

Total current assets	167,966

Property and equipment, net of accumulated depreciation of $189,123	557,235

Intangible assets, net of accumulated amortization of $42,514	177,622

Investments in and advances to international ventures and other assets	2,808

Intercompany receivable	56,122

Total assets	$961,753

Liabilities and Stockholders’ Deficit

Current liabilities:

Accounts payable	$44,370

Accrued expenses	37,780

Total current liabilities	82,150

Long-term debt	—

Other noncurrent liabilities	6,173

Liabilities subject to compromise	1,594,646

Series A preferred stock	538,953

Commitments and contingencies

Stockholders’ deficit:

Common stock	637

Additional paid-in capital	796,640

Accumulated deficit	(2,057,446)

Total stockholders’ deficit	(1,260,169)

Total liabilities and stockholders’ deficit	$961,753

See notes to condensed consolidated financial statements

1

TELIGENT, INC. (Domestic Subsidiaries)
(Debtor-in-Possession)
(Unaudited, in thousands, except per share amounts)

	The month ended

	From
	May 21, 2001
	through
	May 31, 2001	June 30, 2001

Revenues:

Communications services	$6,095	$15,052

Costs and expenses:

Cost of services	10,773	27,209

Sales, general and administrative	3,564	8,849

Restructuring	—	(3,995)

Stock-based and other noncash compensation	27	30

Depreciation and amortization	3,879	11,327

Total costs and expenses	18,243	43,420

Loss from operations	(12,148)	(28,368)

Interest income	215	413

Interest expense	(3,635)	(117)

Other expense	—	(139)

Reorganization items	(2,181)	(5,546)

Net loss	(17,749)	(33,757)

Accrued preferred stock dividends and amortization of issuance costs	—	—

Net loss applicable to common stockholders	$(17,749)	$(33,757)

Basic and diluted net loss per common share	$(0.28)	$(0.53)

Weighted average common shares outstanding	63,701	63,701

See notes to condensed consolidated financial statements

2

TELIGENT, INC. (Domestic Subsidiaries)
(Debtor-in-Possession)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	The month ended

	From
	May 21, 2001
	through
	May 31, 2001	June 30, 2001

Cash flows from operating activities:

Net loss	$(17,749)	$(33,757)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	3,879	11,327

Loss on sale of fixed assets	—	139

Accretion of senior discount notes and other amortization	1,295

Stock-based and other noncash compensation	27	30

Changes in current assets and current liabilities:

Accounts receivable	2,406	(597)

Prepaid expenses and other current assets	—	516

Accounts payable	12,759	9,997

Accrued expenses	6,098	(101)

Net cash provided by (used in) operating activities	8,715	(12,446)

Cash flows from investing activities:

Purchase of property and equipment	—	(1,133)

Proceeds from sale of fixed assets	—	439

Net cash used in investing activities	—	(694)

Cash flows from financing activities:

Proceeds from long-term debt	—	—

Net cash provided by financing activities	—	—

Net change in cash and cash equivalents	8,715	(13,140)

Cash and cash equivalents, beginning of period	110,520	119,235

Cash and cash equivalents, end of period	$119,235	$106,095

See notes to condensed consolidated financial statements

3

TELIGENT, INC. (Domestic Subsidiaries)
(Debtor-in-Possession)
Supplemental Information
(Unaudited, in thousands)

		The month ended

		From
		May 21, 2001
		through
		May 31, 2001		June 30, 2001

a	Wages paid	$2,034		$7,893

b	Payroll taxes withheld	505		2,024

c	Employer tax	132		596

d	Gross Sales	6,095		15,052

e	Sales and use taxes due	696	*	700

f	Property taxes	7		21

g-a	Other taxes, fees - Trust Fund	1,086	*	1,158

g-b	Other taxes, fees - non Trust Fund	809	*	801

*	included activities from May 1, 2001 through May 31, 2001

TELIGENT, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. PETITION FOR RELIEF UNDER CHAPTER 11

      On May 21, 2001, the Company and all of its direct and indirect domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in order to facilitate the restructuring of the Company’s long-term debt and other obligations. The 21 separate cases were procedurally (but not substantively) consolidated for joint administration. Each of the Company and the subsidiaries included in the filings will continue to operate their businesses as debtors in possession during the reorganization proceeding. The bankruptcy petitions were filed in order to preserve cash and to give the Company and its domestic subsidiaries the opportunity to restructure their debt. The Company’s foreign subsidiaries were not part of the Chapter 11 filing.

      In conjunction with the filing of the petitions, the Company entered into an interim arrangement with its lenders to provide funds, subject to certain conditions, for near-term operations. The Bankruptcy Court approved the interim arrangement with the Company’s lenders on May 21, 2001. A hearing on the interim arrangement was held on June 13, 2001, where the Court approved further interim financing from the Company’s lenders and approved a streamlined process whereby further Court approvals will be unnecessary for additional interim funding. In addition, the Company is able to terminate unwanted leases and circuit contracts without prior court approval. While under the protection of Chapter 11, the Company may sell or otherwise dispose of assets and liquidate or settle liabilities for amounts other than those reflected in the consolidated financial statements. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein, including the effects of any plan of reorganization or liquidation.

      Based on the aforementioned bankruptcy coupled with the violation of certain debt-covenants, the Company is in default on all of its indebtedness. The Company has classified all of its debt in the accompanying unaudited condensed consolidated balance sheet at June 30, 2001 as liabilities subject to compromise. In addition, as a result of these bankruptcy proceedings, substantially all of the liabilities, litigation and claims against the Debtors in existence at the petition date are stayed unless the stay is modified or lifted or payment is otherwise authorized by the Bankruptcy Court.

2. BASIS OF PRESENTATION

      The accompanying unaudited condensed consolidated financial statements include the results of Teligent, Inc. and all of its direct and indirect domestic subsidiaries for the stub period beginning May 21, 2001 and ending May 31, 2001, and for the month ended June 30, 2001. The Company’s foreign subsidiaries are not part of the Chapter 11 filing and therefore are not included in these statements. These financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. These statements include intercompany balances that would be eliminated, in accordance with generally accepted accounting principles, when the results of the Company are consolidated with all of its foreign subsidiaries.

3. SIGNIFICANT ACCOUNTING POLICIES

      The unaudited condensed consolidated financial statements have been prepared using the accounting policies disclosed in the related annual audited financial statements.

4. DEBT

      Total debt consists of the following (in thousands):

11.5% Senior Notes due 2007	$300,000

11.5% Senior Discount Notes due 2008	361,802

Credit Facility	800,000

Other	80

Total debt	$1,461,882

      The Company is in default on all of its indebtedness as a result of its failure to deliver definitive documentation with respect to financing within the time period required by the Amendment to the Credit Facility (described in detail below), and because of the bankruptcy filing. As a result of the bankruptcy filing, all of its outstanding debt has been classified as liabilities subject to compromise.

Senior Notes Offering

      In November 1997, the Company issued $300 million of 11 1/2% Senior Notes due 2007 (the “Senior Notes”). The Company used $93.9 million of the net proceeds of this offering to purchase a portfolio of Treasury securities which were classified as restricted cash and investments on the balance sheet, and were pledged as collateral for the payment of interest on the Senior Notes through December 1, 2000. Interest on the Senior Notes accrues at a rate of 11 1/2% per annum and is payable semi-annually in June and December.

      On or after December 1, 2002, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at prices ranging from 100.00% to 105.75% (expressed in percentages of the principal amount thereof).

      Upon the occurrence of a change in control, as defined in the Senior Notes agreement, each holder of the Senior Notes will have the right to require the Company to repurchase all or any part of such holder’s Senior Notes at a purchase price in cash equal to 101% of the principal amount.

Senior Discount Notes Offering

      On February 20, 1998, the Company completed an offering (the “Discount Notes Offering”) of $440 million 11 1/2% Senior Discount Notes due 2008 (the “Senior Discount Notes”). The Company received $243.1 million in net proceeds from the Discount Notes Offering, after deductions for offering expenses of $7.6 million. Under a 1998 exchange offer, all outstanding Senior Discount Notes were exchanged for 11 1/2% Series B Discount Notes due 2008 (the “New Discount Notes”) which have been registered under the Securities Act of 1933, as amended. The New Discount Notes are identical in all material respects to the Senior Discount Notes.

      On or after March 1, 2003, the New Discount Notes will be redeemable at the option of the Company on terms similar to those of the Senior Notes. In addition, the New Discount Notes contain change in control repurchase commitments similar to the Senior Notes.

Credit Facility

      On July 2, 1998, the Company entered into a credit agreement, as subsequently amended, (the “Bank Credit Agreement”) with certain lenders, providing for credit facilities up to an aggregate of $800 million (the “Credit Facility”). Availability of funds under the Credit Facility were subject to certain conditions as defined in the Bank Credit Agreement, all of which were met prior to the draw down of the entire facility in January 2001. Substantially all of the Company’s assets secure the obligations under the Bank Credit Agreement.

      The Credit Facility is structured into three separate tranches consisting of a term loan facility, a delayed draw term loan facility and a revolving credit facility, each of which has a final maturity of eight years. Interest accrues on $575.0 million of outstanding borrowings based on a floating rate tied to the prevailing LIBOR rate and adjusts based on the attainment of certain key revenue and leverage benchmarks. The remaining $214.7 million accrued interest at a fixed rate of 11.125% per annum. The Company incurred commitment and other fees in connection with obtaining the Credit Facility totaling $19.9 million, which is being amortized over eight years. The Credit Facility contains certain financial and other covenants that restrict, among other things, the Company’s ability to (a) incur or create additional debt, (b) enter into mergers or consolidations, (c) dispose of a significant amount of assets, (d) pay cash dividends, or (e) change the nature of its business. The amounts outstanding under the Credit Facility are subject to mandatory prepayments in certain circumstances.

      The Company executed an Amendment and Consent (the “Amendment”) to the Bank Credit Agreement subsequent to December 31, 2000. Pursuant to the Amendment, the interest rates applicable to borrowings under the Credit Facility were increased. The Amendment also increased the maximum aggregate principal amount under the optional term loan tranche of the Credit Facility from $400 million to $600 million, of which $350 million can be utilized as vendor loans. The optional term loan tranche is not a binding commitment of the lenders, rather it provides a vehicle for any of the lenders to loan the Company additional funds under the Credit Facility.

      The Amendment also changed several of the covenants applicable to the Company. The Company received a waiver for default of the fixed charge coverage ratio for the period ending December 31, 2000 from the lenders as part of the Amendment, and the test was eliminated for the first quarter of 2001. The Company was in compliance with all other debt covenants of the Credit Facility as of December 31, 2000. The Amendment also requires the Company to maintain substantially all of its cash and cash equivalents in a collateral and securities account with a lender bank and the remainder of its funds in a separate operating account. The Amendment also contains a waiver that permitted the explanatory paragraph included in the Company’s auditor’s opinion for the year ended December 31, 2000.

      As part of the Amendment, the Company was required to deliver definitive documentation with respect to vendor financing (in an aggregate amount of at least $250 million) and convertible notes (in an aggregate amount of at least $100 million), no later than April 30, 2001, which requirement was subsequently waived to May 21, 2001. The Company was not successful in securing the additional financing and on May 21, 2001 the Company filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code.

5. EMPLOYEE BENEFIT PLANS

      Employees of the Company may participate in a 401(k) retirement plan in which eligible employees may elect to contribute, on a tax-deferred basis, up to 15% of their compensation, not to exceed annual maximums as defined in the Internal Revenue Code. The Company matches one-half of a participant’s contribution up to 6% of the participant’s compensation, vesting over 4 years. The Company’s contributions to the plan were $2.8 million, $1.7 million and $0.9 million for 2000, 1999 and 1998, respectively.

      Effective July 1, 1999, the Company adopted the Employee Stock Purchase Plan (“ESPP”). Under the ESPP, the Company authorized the issuance of 300,000 shares of Class A Common Stock, which allowed eligible employees to purchase such shares at 85% of the fair value of the Class A Common Stock. As of January 2001, the Company had issued all such shares available under the ESPP. No additional shares will be distributed under the ESPP until more shares of Class A Common Stock are authorized for distribution under the ESPP.

6. RESTRUCTURING RESERVE

      On November 8, 2000, the Company announced a plan to restructure its operations in order to focus future business growth on the Company’s fixed wireless networks. This restructuring included a workforce reduction of 600 employees associated with efforts to realign the sales, operations and real estate organizations. As a result of this work force reduction and organizational realignment, the Company recorded a $14.5 million restructuring charge in the quarter ending December 31, 2000. The charge consisted of $6.8 million for severance and other compensation, $5.8 for net costs relating to lease terminations, and other costs of $1.9 million. On February 15, 2001, the Company announced an additional workforce reduction, terminating 172 employees company-wide and recording an additional $600,000 to the restructuring reserve. As of June 30, 2001, the reserve balance totaled $6.5 million, consisting of personnel-related costs, primarily related to severance totaling $0.9 million, office closures totaling $4.1 million and other costs of $1.5 million.

7. REORGANIZATION CHARGES

      Reorganization costs totaling approximately $4.7 million have been booked as of June 30, 2001, consisting of professional fees related to the bankruptcy filings.

8. ASSET IMPAIRMENT

      Due to the bankruptcy filing, the Company is considering if an impairment of assets has occurred under Statement of Financial Accounting Standards number 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of” (“SFAS 121”). As the Company is currently undergoing reorganization, there is not currently a definitive business plan in place with which to determine if an impairment has occurred or, if an impairment has occurred, the amount of such impairment. As a result, the Company has not reduced the carrying values of its assets in the accompanying unaudited condensed, consolidated financial statements. If it is determined that an impairment has occurred, the Company believes that it will have a material effect on that period’s condensed consolidated financial statements